Dear Stockholder,
The year 2014 marked Nu Skin's 30th Anniversary and served as an important year in the evolution of our company. We dealt with the challenges we faced at the beginning of the year head on, and as a result, ended the year with stable results and a solid foundation for future growth.
Nu Skin's vision to become the world's leading direct selling company is predicated on our ability to systematically renew the vibrancy of the business opportunity and product portfolio we offer, while empowering our sales leaders to maximize the productivity of their sales and consumer groups. Looking to 2015, we anticipate returning to local-currency growth as we execute planned initiatives and continue to invest in landscape-changing innovations.
YEAR IN REVIEW

THE STRENGTH OF NU SKIN'S ROBUST BUSINESS MODEL ENABLED US TO WEATHER THE CHALLENGES WE FACED IN 2014 AND PUT US IN POSITION TO EFFECTIVELY REBOUND.
We believe that the steps we have taken to strengthen the business are having a positive effect and anticipate better sequential trends and increasing momentum to continue in 2015.
We posted revenue of $2.6 billion for 2014, representing a three-year compounded revenue growth rate of 14 percent since 2011. While we did not expect the year-over-year revenue decline in 2014, we believe our long-term growth rates are a testament to the strength of our business model. We also reported earnings per share for the year of $3.11, and we paid a record $81 million in dividends during the year.

As we review 2014, we believe it is helpful to provide context for three significant challenges that impacted the business. First, we began 2014 on the heels of the largest product introduction in our history—the ageLOC® TR90® weight management system—which generated about $550 million in limited-time offer sales in 2013. This launch helped us achieve a growth rate of nearly 50 percent year-over-year in 2013, which created a difficult comparison for us in 2014.
Second, our results were negatively impacted by a strengthening U.S. dollar. Compared to the prior year, foreign currency fluctuations negatively impacted revenue by more than $100 million in 2014, including $47 million in the fourth quarter. While we obviously cannot control or predict currency movements, we remain focused on making proactive changes in areas that are within our control.
Finally, and most significantly, in response to media reports and a government review in Mainland China in January 2014, we took significant, proactive steps in that market, including suspending promotional activities and discontinuing new sales leader sign-ups for a few months. These were aggressive steps that led to a year-over-year revenue decline of 33 percent in Mainland China in 2014. But by the end of the year, we saw a nice uptick in active accounts in Mainland China, reflecting a healthy response to product promotions. There were also positive signs from a regulatory perspective – including new direct selling licenses. We remain focused on healthy long-term growth in China and continue to believe there is great potential for direct selling in this market.
We were pleased to conclude 2014 with signs of sequential business stabilization in Mainland China, as sales were relatively even from the second to the fourth quarter, positioning us for a return to local-currency growth in 2015 and beyond. As we look ahead, we are optimistic about our long-term growth prospects and remain focused on:
•Infusing landscape-changing innovation into our anti-aging product portfolio;
•Continually renewing the vibrancy of our business opportunity;
•Generating value for stockholders through fiscal discipline and financial stability.
PERSISTENT PRODUCT INNOVATION

Our focus on the future allows us to put tomorrow's anti-aging products in the hands of our customers today. In 2015, we plan to expand our global brand of innovative, proprietary products that address the sources of aging. Since the 2008 launch of our flagship anti-aging brand, ageLOC®, these products have totaled more than $4.5 billion in cumulative sales.

In 2015, we plan to introduce several new ageLOC products, including the ageLOC Me™ customized skin care system and ageLOC Youth nutritional supplement.
• ageLOC Me™—This first-of-its-kind anti-aging skin care system enables consumers to customize their daily regimen based on their individual preferences and skin care needs. This product is already generating great enthusiasm among our sales force. We plan to introduce ageLOC Me through limited-time offers later in the year, with follow-on introductions to larger audiences early next year.
• ageLOC® Youth—On the nutrition side, we plan to introduce ageLOC Youth, our most advanced anti-aging supplement ever. We have discussed this product for a while and believe it will be a category-changer for Nu Skin. We plan to roll this product out starting in the third quarter of the year.
These two products represent our unique balance in both skin care and nutrition—a balance that differentiates Nu Skin from our competitors and enables us to provide consumers with a comprehensive product solution to fight the full spectrum of aging.
Beginning in the second quarter of this year, we also plan to roll out a limited number of new essential oil products in the Americas, Europe, and Greater China. We believe these products meet an area of growing demand among consumers. In China specifically, we plan to offer a specialized line of essential oils as part of our ageLOC brand. We plan to pair these oils with our top-selling ageLOC Galvanic Spa® System to further maximize our market share in China with this innovative cosmetic device.
MAXIMIZING CHANNEL INNOVATION

NU SKIN'S SPIRIT OF INNOVATION IS ALSO INFUSED IN THE COMPANY'S DISCIPLINED PRODUCT LAUNCH PROCESS.
Nu Skin's spirit of innovation is also infused in the company's disciplined product launch process. We have developed a systematic approach for introducing new key products that is designed to maximize the effectiveness and productivity of our sales leaders, while generating strong consumer demand. Since its introduction in 2009, this launch process has helped generate record-breaking product introductions. Moreover, while it has added an impressive dynamic to our business, we continue to make refinements to maximize consumer demand and drive sales leader success.

The launch process is ideally suited for our direct selling channel which relies on person-to-person selling. Nu Skin is a company that believes in the power of human connection to drive individual and community success, and we recognize that our talented and hardworking sales leaders are an integral part of the personalized experience we offer. In 2014, we paid out more than $1 billion in sales compensation and incentives, and we continue to invest in additional training to support our sales leaders' personal and professional development.
RETURNING VALUE TO STOCKHOLDERS

In addition to our focus on product and channel innovation, Nu Skin is committed to fiscal discipline, financial stability, and transparency. Our 30-year track record of achieving financial success is based on responsible business practices and proven products that we stand behind. In the second half of 2014, we improved our balance sheet, including reducing inventory and increasing our cash balance. We believe we will continue to strengthen our balance sheet as we progress through 2015.
In 2014, we paid a record $81 million in dividends to stockholders. It is our belief that dividends and stock repurchases are good ways to return value to stockholders and we plan to continue to opportunistically use our healthy cash flow.
Overall, we have navigated successfully through a year of transition and are pleased to start 2015 with stabilization in our global operations. For more than three decades, we have demonstrated a solid track record of success by meeting challenging business targets, providing a highly innovative and differentiated product line, attracting talented and hardworking sales people, and remaining focused on fiscal discipline and our mission to improve lives. We believe we are moving in the right direction and have more confidence than ever in the future of Nu Skin.
Sincerely,
STEVEN J. LUND CHAIRMAN NU SKIN ENTERPRISES	TRUMAN HUNT PRESIDENT, CEO NU SKIN ENTERPRISES

FORWARD-LOOKING STATEMENTS
This letter to stockholders contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company's current expectations and beliefs. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws and include, but are not limited to, statements of management's expectations regarding the company's performance, growth initiatives, strategies, new products and new product introductions, opportunities and risks; statements of projections regarding future operating results and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as "believe," "expect," "project," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," "may," "might," the negative of these words and other similar words. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. We caution and advise readers that these statements are based on certain assumptions that may not be realized and involve risks and uncertainties that could cause actual results to differ materially from the expectations and beliefs contained herein. For a summary of certain risks related to our business, see the company's Annual Report on Form 10-K filed on March 2, 2015, and other documents filed by the company with the Securities and Exchange Commission.